Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
TTM Technologies, Inc.:

We consent to the use of our reports dated January 25, 2003 with respect to the consolidated balance sheet of TTM Technologies, Inc. as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our reports refer to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Our reports refer to our audit of the revisions to the 2001 and 2000 consolidated financial statements to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such transitional disclosures.

/s/ KPMG LLP

Salt Lake City, Utah
August 29, 2003